                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: October 28, 1998


                        GRAND HAVANA ENTERPRISES, INC.
            (Exact Name of Registrant as Specified in its Charter)

   Delaware                         0-24828                     95-4428370
(State or Other                   (Commission                (I.R.S. Employer
Jurisdiction of                   File Number)                   I.D. No.)
Incorporation)

1990 WESTWOOD BOULEVARD, LOS ANGELES, CALIFORNIA                    90025
      (Address of Principal Executive Offices)                    (Zip Code)

                                 310/475-5600
             (Registrant's Telephone Number, Including Area Code)


                                      N/A
         (Former name or former address, if changed from last report)

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ITEM 5.  OTHER MATTERS

          Effective the close of business on October 27, 1998, The Nasdaq Stock Market, Inc. ("Nasdaq") delisted the Common Stock of Grand Havana Enterprises, Inc. (the "Company") from trading on the Nasdaq SmallCap Market, for failure to meet the minimum bid and market value of public float requirements, as set forth in NASD Marketplace Rules 4310(c)(4) and 4310(c)(7). At the same time, Nasdaq delisted the Company's Class "A" and Class "B" warrants from trading on the Nasdaq SmallCap Market, for failure to meet the market maker requirement, as set forth in NASD Marketplace Rule 4310(c)(1). The Company's Common Stock was listed on the Nasdaq SmallCap Market under the symbol "PUFF" and its Class A and Class B Warrants were listed on the Nasdaq SmallCap Market under the symbols "PUFFW" and "PUFFZ", respectively.

          Under applicable rules of the Securities and Exchange Commission, the Company's securities are immediately eligible to trade on the OTC Bulletin Board. Quotation thereon is subject to the decision of the Company's market makers.

          The Company will not proceed with the proposed reverse stock split of its Common Stock, which had been contemplated in part to comply with the Nasdaq minimum bid requirement. The Company had previously filed with the Securities and Exchange Commission on April 24, 1998 a definitive Information Statement on Form 14C, but has not taken any action to date with respect to implementing such reverse stock split.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                            GRAND HAVANA ENTERPRISES, INC.


Dated:  October 28, 1998                 By /s/ Harry Shuster
                                            ------------------------------------
                                            Harry Shuster,
                                            Chief Executive Officer